Exhibit 10.1
Execution Version
AMENDMENT NO. 2
This Amendment No. 2, dated as of March 26, 2024 (this “Amendment”), is entered into by and among The Hillman Companies, Inc., a Delaware corporation (as successor in merger to Hillman Investment Company) (“Holdings”), The Hillman Group, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors, the Lenders party hereto and Jefferies Finance LLC (“Jefferies”), in its capacities as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Amended Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, reference is made to that certain Credit Agreement, dated as of July 14, 2021 (as amended by that certain Amendment No. 1, dated as of June 30, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”), by and among the Borrower, Holdings, the financial institutions party thereto as Lenders, and the Administrative Agent;
WHEREAS, pursuant to, and in accordance with, Section 9.02 of the Existing Credit Agreement, the Borrower has requested that the Lenders amend, and the Lenders party hereto have agreed to so amend, the Existing Credit Agreement in the manner set forth in Section 2 hereof to, among other things, reduce the interest rate applicable to the Term Loans;
WHEREAS, each Lender under the Existing Credit Agreement immediately prior to the Amendment No. 2 Effective Date (collectively, the “Existing Lenders”) that executes and delivers a consent to this Amendment in the form of the “Lender Consent” attached hereto as Annex I (a “Lender Consent”) and selects Option A (Cashless Roll) thereunder (the “Continuing Lenders”) hereby agrees to the terms and conditions of this Amendment;
WHEREAS, each Existing Lender that executes and delivers a Lender Consent and selects Option B (Assignment) thereunder (the “Non-Continuing Lenders” and, together with the Continuing Lenders, the “Consenting Lenders”) hereby agrees to the terms and conditions of this Amendment and agrees that it shall execute, or shall be deemed to have executed, a counterpart of the Master Assignment and Acceptance Agreement substantially in the form attached hereto as Annex II (a “Master Assignment”) and shall in accordance therewith sell all of its existing Term Loans as specified in the applicable Master Assignment, as further set forth in this Amendment;
WHEREAS, each Existing Lender that fails to execute and return a Lender Consent by 2:00 p.m. (New York City time), on March 21, 2024 (the “Consent Deadline”) (each, a “Non-Consenting Lender”) shall, in accordance with Section 2.19(b) of the Existing Credit Agreement, assign and delegate, without recourse (in accordance with Section 2.19(b) and Section 9.05 of the Existing Credit Agreement), all of its interests, rights and obligations under the Existing Credit Agreement and the related Loan Documents in respect of its existing Term Loans to an assignee that shall assume such obligations as specified in the applicable Master Assignment, as further set forth in this Amendment;
WHEREAS, the Administrative Agent and the Consenting Lenders are willing, on the terms and subject to the conditions set forth below, to enter into the amendments, modifications and agreements set forth in this Amendment; and
WHEREAS, the Consenting Lenders collectively constitute the Required Lenders and, after giving effect to the operation of Section 2.19(b) of the Existing Credit Agreement, the Consenting Lenders shall constitute all Lenders.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

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Section 1.Amendment of the Existing Credit Agreement.
Subject to the satisfaction (or waiver by the Administrative Agent and the Consenting Lenders) of the conditions precedent set forth in Section 2 below, the Loan Parties, the Amendment No. 2 Consenting Lenders and the Administrative Agent hereby agree as follows:
(a)Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the following defined terms to read in their entirety as follows:
“Amendment No. 2 Effective Date” means March 26, 2024.
“Applicable Rate” means, for any day, a percentage per annum equal to, with respect to any Initial Loans (i) until delivery of the Compliance Certificate for the first full fiscal quarter ending after the Closing Date pursuant to Section 5.01(c), (A) 2.50% for SOFR Loans and (B) 1.50% for ABR Loans and (ii) thereafter, the following percentages per annum, based upon the First Lien Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

Pricing Level	First Lien Leverage Ratio	SOFR Loans	ABR Loans
1	> 3.00:1.00	2.50%	1.50%
2	< 3.00:1.00	2.25%	1.25%

“Term SOFR Adjustment” means 0.00%.
(b)Section 2.12(f) of the Existing Credit Agreement is hereby amended by amending and restating the clause to read in its entirety as follows:
In the event that, on or prior to the date that is six (6) months after the Amendment No. 2 Effective Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any Initial Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction (it being understood and agreed for the avoidance of doubt that (i) prepayments as a result of assignments made to Affiliated Lenders pursuant to Section 9.05(g) and (ii) terminations or reductions of any unfunded Initial Delayed Draw Term Loan Commitments pursuant to Section 2.09(b)(ii), in each case, shall not be subject to this Section 2.12(f)), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Initial Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Initial Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment. If, on or prior to the date that is six (6) months after the Amendment No. 2 Effective Date, all or any portion of the Initial Loans held by any Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19(b)(iv) as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

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Section 2.Conditions Precedent to the Effectiveness of this Amendment.
This Amendment shall become effective as of the date when, and only when, the following conditions precedent have been satisfied (or waived by the Administrative Agent), subject in all respects to the last paragraph of this Section 2, (such date, the “Amendment No. 2 Effective Date”):
(a)Amendment. The Administrative Agent (or its counsel) shall have received from the Borrower, Holdings, each other Loan Party party hereto and the Lenders constituting at least the Required Lenders, on the Amendment No. 2 Effective Date, counterparts signed by each such Loan Party and the Lenders constituting at least the Required Lenders (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of this Amendment.
(b)Representations and Warranties. The representations and warranties of the Loan Parties in Section 3 of this Amendment shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date; provided that (A) to the extent that any representation and warranty specifically refers to a given date or period, it is true and correct in all material respects as of such date or for such period and (B) if any such representation is qualified by or subject to a Material Adverse Effect or other “materiality” qualification, such representation is true and correct (after giving effect to any qualification therein) in all respects on such date.
(c)No Default. No Default or Event of Default has occurred or is continuing immediately after giving effect to this Amendment.
(d)Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Amendment No. 2 Effective Date, executed by the President, a Vice President or a Financial Officer of the Borrower Representative, certifying Section 2(b) and Section 2(c) as of the Amendment No. 2 Effective Date.
(e)Fees. The Borrower shall have paid to the Administrative Agent all reasonable and documented or invoiced out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with this Amendment to the extent required pursuant to Section 5 of this Amendment.
(f)Interest. The Borrower shall have paid to the Administrative Agent, for distribution to each Lender, all accrued but unpaid interest on the outstanding Term Loans that has accrued through but excluding the Amendment No. 2 Effective Date (as calculated in accordance with the Existing Credit Agreement).
(g)Secretary’s Certificate. The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Amendment No. 2 Effective Date and executed by a secretary, assistant secretary or other Responsible Officer (as the case may be) thereof, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors, board of managers, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which it is a party on the Amendment No. 2 Effective Date and (C) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate

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and certified therein as being the only amendments thereto as of such date) and (ii) a good standing (or equivalent) certificate as of a recent date for such Loan Party from its jurisdiction of organization, to the extent available.
(h)Interest Election. At least one Business Day prior to the Amendment No. 2 Effective Date, the Borrower shall have delivered to the Administrative Agent an Interest Election Request with respect to the Term Loans after giving effect to this Amendment.
(i)Solvency. The Administrative Agent (or its counsel) shall have received a certificate dated as of the Closing Date in substantially the form of Exhibit K to the Existing Credit Agreement from the chief financial officer (or other officer or director with reasonably equivalent responsibilities) of the Borrower certifying as to the matters set forth therein.
(j)Replacement Lender. The Replacement Lender shall have executed and delivered the Master Assignment contemplated under Section 6 and all other conditions to the consummation of the assignments in accordance with Section 6 shall have been satisfied and such assignments shall have been consummated or shall be consummated substantially concurrently with the effectiveness of this Amendment.
Section 3.Representations and Warranties.
On and as of the Amendment No. 2 Effective Date, after giving effect to this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:
(a)Each Loan Party has the power and authority to execute, deliver and perform this Amendment and the other Loan Documents to which it is a party. Each Loan Party has taken all necessary corporate action (including obtaining approval of its shareholders, if necessary) to authorize its execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party. This Amendment and the other Loan Documents have been duly executed and delivered by each Loan Party party thereto, and constitutes the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with its terms, subject to the Legal Reservations. Each Loan Party’s execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party does not (x) violate, the terms of (a) the ABL Credit Agreement or any other material Contractual Obligations to which such Loan Party is a party which violation, in the case of this Section 3(a), would reasonably be expected to result in a Material Adverse Effect, (b) any Requirement of Law applicable to such Loan Party, which violation, in the case of this clause (b), would reasonably be expected to have a Material Adverse Effect, or (c) any Organization Document of such Loan Party or (y) result in the imposition of any Lien upon the property of any Loan Party by reason of any of the foregoing.
(b)The representations and warranties contained in Article III of the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the Amendment No. 2 Effective Date as though made on and as of such date, other than any such representation or warranty which relates to a given date or period, in which case such representations and warranties were true and correct in all material respects as of such date or period.
(c)The execution and delivery of this Amendment and the other Loan Documents by each Loan Party party thereto and the performance by each Loan Party thereof do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) such consents, approvals,

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registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect.
(d)As of the Amendment No. 2 Effective Date, the information included in the Beneficial Ownership Certification previously delivered by each Borrower to the Administrative Agent is true and correct in all respects.
Section 4.Reference to and Effect on the Loan Documents.
(a)As of the Amendment No. 2 Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Existing Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Amended Credit Agreement, and this Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument.
(b)Except as expressly amended and restated on the Amendment No. 2 Effective Date, all of the terms and provisions of the Existing Credit Agreement, the Loan Guaranty and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall not constitute a novation of the Existing Credit Agreement, the Loan Guaranty or any other Loan Document.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
(d)This Amendment shall constitute a Loan Document under the terms of the Amended Credit Agreement.
(e)The Loan Parties, by their respective signatures below, hereby affirm and confirm their guarantees pursuant to the Loan Guaranty and the pledge of and/or grant of a security interest in their assets which are Collateral to secure the Obligations, all as provided in the Collateral Documents, and acknowledge and agree that such guarantees and such pledge and/or grant shall continue in full force and effect in respect of, and to secure, such Obligations under the Amended Credit Agreement and the other Loan Documents.
(f)Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendment of the Existing Credit Agreement effected pursuant to this Amendment.
(g)Each Loan Party that is not the Borrower acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Existing Credit Agreement or any other Loan Document to consent to the amendments to the Existing Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Amended Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Amended Credit Agreement.
Section 5.Fees and Expenses.
The Borrower agrees to pay all reasonable and documented or invoiced out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with this Amendment to the extent required by that certain Engagement Letter, dated as of March 17, 2024 (the “Engagement Letter”), by

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and between the Borrower and Jefferies Finance LLC, and required by Section 9.03 of the Amended Credit Agreement, which, for the avoidance of doubt, shall not be duplicative of the expenses due by reference to Section 9.03 of the Amended Credit Agreement in the Engagement Letter.
Section 6.Continuation of Existing Loans; Non-Consenting Lenders; Other Terms and Agreements.
(a) Continuing Lenders. Each Existing Lender selecting Option A on the Lender Consent hereby consents and agrees to this Amendment.
(b)Non-Continuing Lenders. Each Existing Lender selecting Option B on the Lender Consent hereto hereby consents and agrees (subject to the effectiveness of the assignment referred to in the following clause (ii)) to (i) this Amendment and (ii) sell the entire principal amount of its existing Term Loans via an assignment on the Amendment No. 2 Effective Date pursuant to a Master Assignment. By executing a Lender Consent and selecting Option B, each Non-Continuing Lender shall be deemed to have executed a counterpart to the Master Assignment to give effect, solely upon the consent and acceptance by the Replacement Lender, to the assignment described in the immediately preceding sentence.
(c)Non-Consenting Lenders. The Borrower hereby gives notice to each Non-Consenting Lender that, upon receipt of Lender Consents from the Existing Lenders constituting the Required Lenders, if such Non-Consenting Lender has not executed and delivered a Lender Consent on or prior to the Consent Deadline, such Non-Consenting Lender shall, pursuant to Section 2.19(b) of the Existing Credit Agreement, execute or be deemed to have executed a counterpart of the Master Assignment and shall in accordance therewith sell its existing Term Loans as specified in the Master Assignment. Pursuant to the Master Assignment, each Non-Consenting Lender shall sell and assign the principal amount of its existing Term Loans as set forth in Schedule I to the Master Assignment, as such Schedule is completed by the Administrative Agent on or prior to the Amendment No. 2 Effective Date, to Jefferies, as assignee (acting through any of its affiliates as it deems appropriate, in such capacity, the “Replacement Lender”) under such Master Assignment, solely upon the consent and acceptance by the Replacement Lender. The Replacement Lender shall be deemed to have consented to this Amendment with respect to such purchased Term Loans at the time of such assignment.
Section 7.Borrower’s Consent.
For purposes of Section 9.05 of the Existing Credit Agreement, the Borrower hereby consents to any assignee of the Replacement Lender or any of its respective Affiliates and Approved Funds (in each case otherwise being an Eligible Assignee) becoming a Lender in connection with the syndication of the Term Loans acquired by the Replacement Lender pursuant to Section 6 hereof, to the extent the inclusion of such assignee in the syndicate has been disclosed in writing to and agreed by the Borrower prior to the Amendment No. 2 Effective Date.
Section 8.Counterparts.
This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall be an original, but all of which shall constitute a single contract. This Amendment shall become effective on the Amendment No. 2 Effective Date. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by email as a “.pdf” attachment shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same

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legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 9.Governing Law.
(a)THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)The jurisdiction, forum, venue and service of process provisions of Section 9.10 of the Amended Credit Agreement shall apply to this Amendment mutatis mutandis.
Section 10.Notices.
All communications and notices hereunder shall be given as provided in Section 9.01 of the Amended Credit Agreement.
Section 11.Waiver of Jury Trial.
The waiver of jury trial provisions of Section 9.11 of the Amended Credit Agreement shall apply to this Amendment mutatis mutandis.
Section 12.Conflicts.
In the event of any conflict between the terms of this Amendment and the terms of the Amended Credit Agreement or any of the other Loan Documents, the terms of this Amendment shall govern.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.
THE HILLMAN COMPANIES, INC.,
as Holdings
By:     /s/ Robert O. Kraft
Name: Robert O. Kraft
Title: Chief Financial Officer
THE HILLMAN GROUP, INC.,
as the Borrower
By:     /s/ Robert O. Kraft
Name: Robert O. Kraft
Title: Chief Financial Officer
BIG TIME PRODUCTS, LLC
SUNSUB C INC.,
each as a Subsidiary Guarantor
By:     /s/ Robert O. Kraft
Name: Robert O. Kraft
Title: Chief Financial Officer

[Signature Page to Amendment No. 2]

JEFFERIES FINANCE LLC,
as Administrative Agent and the Replacement Lender
By:    /s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Managing Director

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ANNEX I
Lender Consent
[See Attached]

By signing below, the undersigned Lender hereby consents to this Amendment.

______________________________,
as a Lender

By:
    Name:
    Title:

                        [For Lenders requiring a second signature block:

By:
    Name:
    Title:]

PROCEDURE FOR LENDERS:

The above-named Lender elects to:

OPTION A – CONSENT TO THE AMENDMENT AND CONTINUATION OF EXISTING TERM LOANS (CASHLESS ROLL):

☐ Consent and agree to the Amendment and continue as a Lender under the Amended Credit Agreement.

OPTION B – CONSENT TO THE AMENDMENT ONLY (ASSIGNMENT):

☐ Consent to the Amendment and agree to sell all of its existing Term Loans to the Replacement Lender pursuant to the Master Assignment.
[Signature Page to Amendment No. 2]

ANNEX II
Master Assignment
[See Attached]

FORM OF MASTER ASSIGNMENT AND ACCEPTANCE AGREEMENT
FOR THE HILLMAN COMPANIES, INC. CREDIT AGREEMENT

This Master Assignment and Acceptance Agreement (the “Master Assignment”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Master Assignment as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Master Assignment, without representation or warranty by the Assignor.
By purchasing the Assigned Interest, the Assignee agrees that, for purposes of that certain Amendment No. 2 dated as of March 26, 2024 (the “Amendment”), by and among Holdings, the Borrower, the Subsidiary Guarantors, the Lenders party thereto and the Administrative Agent, it shall be deemed to have consented and agreed to the Amendment.
1.    Assignors:    Each person identified on Schedule I hereto
2.    Assignees:    Jefferies Finance LLC and is an Affiliate/Approved Fund of Jefferies Finance LLC
3.    Borrower:             The Hillman Group, Inc.
4.    Administrative Agent:        Jefferies Finance LLC

5.    Credit Agreement:        The Credit Agreement dated as of July 14, 2021 (as amended by that certain Amendment No. 1, dated as of June 30, 2023, that certain Amendment No. 2, dated as of March 26, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among The Hillman Companies, Inc., a Delaware corporation (as successor in merger to Hillman
    ANNEX II-1

Investment Company) (“Holdings”), The Hillman Group, Inc., a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time as Lenders, Jefferies Finance LLC (“Jefferies”), as administrative agent for the Lenders and collateral agent for the Secured Parties (together with its successors and permitted assigns in such capacities, the “Administrative Agent”).

6.    Assigned Interest:         As indicated on Schedule I hereto

Effective Date: March 26, 2024

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[Signature page follows]
    ANNEX II-2

The terms set forth in this Master Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

JEFFERIES FINANCE LLC

By:
Name:
Title:

[Signature Page to Master Assignment]

Consented to and Accepted:
JEFFERIES FINANCE LLC,
as the Administrative Agent

By:
Name:
Title:
[Signature Page to Master Assignment]

Consented to:

Borrower:

THE HILLMAN GROUP, INC.

By:
Name:
Title:

[Signature Page to Master Assignment]

ANNEX 1
ANNEX 1 TO MASTER ASSIGNMENT
CREDIT AGREEMENT DATED AS OF JULY 14, 2021 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME) AMONG THE HILLMAN COMPANIES, INC., ”), THE HILLMAN GROUP, INC., THE FINANCIAL INSTITUTIONS PARTY THERETO FROM TIME TO TIME PARTIES AS LENDERS, JEFFERIES FINANCE LLC, AS ADMINISTRATIVE AGENT FOR THE LENDERS AND COLLATERAL AGENT FOR THE LENDERS.
STANDARD TERMS AND CONDITIONS FOR
MASTER ASSIGNMENT
Section 1.    Representations and warranties.
(a)Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Master Assignment and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the other Loan Parties or their respective Subsidiaries and Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the other Loan Parties or their respective Subsidiaries and Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or documents furnished pursuant hereto or thereto.
(b)Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Master Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Master Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) it is not a Disqualified Institution or an Affiliate of a Disqualified Institution and (viii) attached to the Master Assignment hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on any Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) that it appoints and authorizes the Administrative Agent to take
    ANNEX 1-1

such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
Section 2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
Section 3.    General Provisions. This Master Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Master Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Master Assignment by email or telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Master Assignment. This Master Assignment shall be governed by, and construed in accordance with, the law of the State of New York. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Master Assignment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
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    ANNEX 1-2

SCHEDULE I
Assigned Interest

On File with the Administrative Agent

SCHEDULE I